                                                                   EXHIBIT 10.15

                             TERMINALLING AGREEMENT

         THIS TERMINALLING AGREEMENT (this "Agreement") is executed this 27th day of October, 2003, by and between Martin Operating Partnership L.P., a Delaware limited partnership ("Owner"), and Cross Oil Refining & Marketing, Inc., a Delaware corporation ("Customer"), in order to evidence the agreement of such parties with respect to the use of the Terminal (hereinafter defined) under the following terms and conditions.

                              ARTICLE 1 - TERMINAL

         Section 1.01. Grant of Use and Possession. Owner hereby grants to Customer the sole and exclusive use, under the terms and conditions herein, of Owner's terminal facility, including the land and improvements thereon, located at Millers Bluff in Ouachita County, near Smackover, Arkansas, which is more particularly described in Exhibit A attached hereto and incorporated herein by reference for all purposes (the "Terminal"). No one (including Owner) other than Customer shall have the right to use the Terminal without the prior written permission of Customer. On the Commencement Date (hereinafter defined), Customer acknowledges and agrees that Customer has accepted sole and exclusive use and possession of the Terminal.

                    ARTICLE 2 - TERM; TERMINATION; CONDITION

         Section 2.01. Term; Termination. The initial term of this Agreement shall be for 5 years (the "Initial Term") commencing on the date first set forth above (the "Commencement Date") and ending on the 5th anniversary of the Commencement Date. This Agreement will automatically renew for two successive 5 year terms (each a "Renewal Term", and together with the Initial Term, the "Term"), unless Customer elects not to renew the agreement by providing Owner with written notice of such election 180 days prior to the expiration of the Initial Term or Renewal Term, as applicable, at which point this Agreement will automatically terminate.

         Either party shall have the right to terminate this Agreement in the event of a breach by the other party of its obligations hereunder, subject to any written notice provided for in Article 11 given by the non-breaching party to the breaching party and the opportunity for such breaching party to cure such breach during any applicable notice period specified in Article 11, or during the 10 day period after such notice if no such notice period is otherwise specified in Article 11.

         Upon any such termination, this Agreement shall thereafter have no further force or effect except as to already accrued rights and obligations, which shall continue until satisfied.

         Section 2.02. Condition of the Terminal. Customer has inspected the Terminal and accepts the same "AS IS/WHERE IS" without representation or warranty by Owner of any kind and with the understanding that Owner shall have no further responsibility with respect thereto during the Term except as otherwise set forth in this Agreement.

         Section 2.03. Surrender of the Terminal. Upon the expiration or earlier termination of this Agreement, Customer shall immediately surrender the Terminal to Owner in the same condition in which it was delivered by Owner to Customer on the Commencement Date, ordinary wear and tear excepted. Customer shall also remove its personal property, trade fixtures and any of Customer's alterations designated by Owner, promptly repair any damage caused by such removal, and restore the Terminal to the condition existing upon the Commencement Date, reasonable wear and tear excepted. If Customer fails to do so, Owner may restore the Terminal to such condition at Customer's expense, Owner may cause all of said property to be removed at Customer's expense, and Customer hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Customer property which is not removed within 10 days following Owner's written demand therefor shall be conclusively deemed to have been abandoned by Customer, and Owner shall be entitled to dispose of such property at Customer's cost without thereby incurring any liability to Customer. The provisions of this section shall survive the expiration or other termination of this Agreement.

                   ARTICLE 3 - OWNER'S COMPENSATION; WHARFAGE;
                    OPERATING EXPENSES AND REAL ESTATE TAXES

         Section 3.01. Owner's Compensation. Based on the volume of crude oil and/or finished products received at the Terminal during each calendar month during the Term, Owner shall invoice Customer on the first day of the next following month, and Customer shall pay to Owner not later than the 10th day of such next following month, for the following thruput fee (the "Thruput Fee") in order to compensate Owner for Customer's use of the Terminal ("Owner's Compensation"):

A For each calendar month during the Initial Term, the monthly Thruput Fee shall be $____ per barrel up to 150,000 barrels of crude oil received at the Terminal during such month and $____ per barrel for all barrels in excess of 150,000 barrels received at the Terminal during such month; provided, that the Thruput Fee payable by Customer to Owner during each such month shall not be less than $________.

         For each calendar month during any Renewal Term, the monthly Thruput Fee shall be as follows:

                       Thruput Fee Per Barrel For Up to   Thruput Fee Per Barrel For Barrels in
 Contract Year During  First 150,000 Barrels Received at   Excess of 150,000 Barrels Received    Minimum Monthly Thruput Fee
     Renewal Term        Terminal During Each Month           at Terminal During Each Month            Payable to Owner
---------------------  ---------------------------------  -------------------------------------  ---------------------------
         Six                          $                                   $                                  $
---------------------  ---------------------------------  -------------------------------------  ---------------------------
        Seven                         $                                   $                                  $
---------------------  ---------------------------------  -------------------------------------  ---------------------------
        Eight                         $                                   $                                  $
---------------------  ---------------------------------  -------------------------------------  ---------------------------
        Nine                          $                                   $                                  $
---------------------  ---------------------------------  -------------------------------------  ---------------------------
  Ten and thereafter                  $                                   $                                  $
---------------------  ---------------------------------  -------------------------------------  ---------------------------


B. No Thruput Fee will be charged for any outbound crude oil and/or finished oil products.

         Section 3.02. Wharfage; Dockage; Demurrage. Customer shall pay, prior to delinquency, any applicable wharfage fees along with any other applicable fees due to or required by the appropriate governmental authority, including future increases in such fees, in connection with the use and operation of the Terminal. Dock scheduling and usage shall also be subject to the regulations of the applicable governmental authority.

         Section 3.03. Operating Expenses. Customer shall pay, prior to delinquency, all Operating Expenses relating to the use and operation of the Terminal. "Operating Expenses" shall mean all of the expenses for utilities; stormwater discharge fees; licenses, permits, inspection and all other fees associated with the operation of the Terminal.

         Section 3.04. Real Estate and Other Taxes. Owner shall pay all Real Estate Taxes with respect to the ownership of the Terminal. "Real Estate Taxes" shall include any form of real estate tax, ad valorem tax, or similar tax or assessment relating solely to the ownership of the fee interest in the Terminal and the on-site above-ground equipment as of the Commencement Date imposed by any governmental authority having the power to so tax. Any other taxes, permit fees, license fees, commercial rental tax, improvement bonds or other similar charge or taxes imposed upon the Terminal or the inventory of crude oil and/or finished oil products on hand at the Terminal by any governmental authority having the power to so tax or charge shall be borne by Customer. Additionally, Customer shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Customer brought on-site at the Terminal by Customer following the Commencement Date.

                                 ARTICLE 4 - USE

         Section 4.01. Use of Terminal. The Terminal is to be used exclusively by Customer (and no other person) solely for unloading, handling, storage, out-loading and other related terminalling services pertaining to crude oil and/or finished oil products (the "Permitted Use") and for no other purpose without the prior written consent of Owner. Customer shall provide all manpower necessary to any such Permitted Use, it being agreed that Owner shall not be responsible for any services specified herein nor the manpower or personnel necessary to provide such services. In carrying out the Permitted Use, Customer shall:

A. Unloading. Handling and Storage Services. Customer may deliver crude oil and/or finished oil products to and from the Terminal by marine vessel, truck, pipeline, and any other means deemed necessary by Customer. Customer shall utilize the Terminal and unload the crude oil and/or finished oil products from such marine vessels and/or trucks in accordance with prevailing industry standards and then current applicable federal, state and local laws and regulations, including, without limitation, those relating to the handling of petroleum products, the protection of the environment, and health and safety laws (collectively, "Applicable Laws"). Customer, at no additional charge, shall have the sole and exclusive right to transfer, store, and manage crude oil and/or finished oil products in the following storage tanks located at the Terminal:

TANK NUMBER              CAPACITY
-----------              --------
 Tank #115            55,000 barrels
 Tank #114            22,500 barrels

B. Out-Loading Services. Customer's crude oil and/or finished oil products may be removed from the Terminal by marine vessel or truck or pipeline at no additional cost. Customer shall provide all out-loading services necessary to permit the transfer of crude oil and/or finished oil products from the storage tanks at the Terminal to Customer's designated trucks or marine vessels for removal from the Terminal.

C. Inventory Services. Customer shall maintain proper inventory records for crude oil and/or finished oil products received, stored and/or thruput at the Terminal in accordance with Applicable Laws and industry standards.

D. Records. Customer shall provide Owner with daily and monthly reports or all receipts and shipments of crude oil and/or finished oil products to and/or from the Terminal.

         Section 4.02. Covenants of Customer Regarding Use. Customer shall, at its sole cost and expense, (i) use, operate and maintain the Terminal and conduct its business thereat in a safe, careful, reputable and lawful manner and in compliance with Applicable Laws, including, without limitation, any Homeland Security regulations promulgated by the U.S. Coast Guard, and (ii) comply with and obey all reasonable directions of the Owner, including any rules and regulations that may be adopted by Owner from time to time for the use and operation of the Terminal. Customer shall not use the Terminal, or allow the Terminal to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried by either Customer or Owner on the Terminal.

         Section 4.03. Owner's Rights Regarding Use. In addition to the rights specified elsewhere in this Agreement, Owner shall have the following rights regarding the use of the Terminal, each of which may be exercised with notice and without liability to Customer: (a) Owner may install such signs or notices as it shall deem necessary or proper; (b) Owner or Owner's agent shall be permitted to inspect or examine the Terminal at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required); and
(c) subject to prior written notice to Customer which gives Customer the right to make or commence any such repairs within 30 days of such written notice, Owner shall have the right to make any repairs to the Terminal which are necessary for its preservation; provided, however, that any such repairs made by Owner shall be at Customer's expense. Owner shall have no liability to Customer for such entry, nor shall such entry constitute a termination of this Agreement.

                       ARTICLE 5 - UTILITIES AND SERVICES

         Customer shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Terminal. Owner shall not be liable in damages or otherwise for any failure or interruption of any utility or other service and no such failure or interruption shall entitle Customer to terminate this Agreement or withhold sums due hereunder.

                       ARTICLE 6 - MAINTENANCE AND REPAIRS

         Section 6.01. Customer's Responsibility. During the Term, Customer shall, at its own cost and expense, maintain the Terminal, including without limitation the storage tanks, in compliance with prevailing industry standards and all Applicable Laws, regularly servicing and promptly making all repairs and replacements thereto.

         Section 6.02. Alterations. Customer shall not permit alterations in or to the Terminal unless and until the plans have been approved by Owner in writing. As a condition of such approval, Owner may require Customer to remove the alterations and restore the Terminal upon termination of this Agreement; otherwise, all such alterations shall at Owner's option become a part of the realty and the property of Owner, and shall not be removed by Customer. Customer shall ensure that all alterations shall be made in accordance with Applicable Laws, in a good and workmanlike manner and of quality equal to or better than the original construction of the Terminal. No person shall be entitled to any lien derived through or under Customer for any labor or material furnished to the Terminal, and nothing in this Agreement shall be construed to constitute a consent by Owner to the creation of any lien. If any lien is filed against the Terminal for work claimed to have been done for or material claimed to have been furnished to

Customer, Customer shall cause such lien to be discharged of record within 30 days after filing. Customer shall indemnify Owner from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

                              ARTICLE 7 - CASUALTY

         Unless caused by the fault of Owner, in the event of total or partial destruction of the Terminal by fire or other casualty, Customer agrees to promptly restore and repair the same using its own funds or the funds provided by the insurance required to be maintained by Customer hereunder.

                       ARTICLE 8 - LIABILITY AND INSURANCE

         Section 8.01. Customer's Responsibility. OWNER SHALL NOT BE LIABLE TO CUSTOMER OR TO ANY OTHER PERSON FOR (I) DAMAGE TO PROPERTY OR INJURY OR DEATH TO PERSONS DUE TO THE CONDITION, USE OR OPERATION OF THE TERMINAL, (II) THE OCCURRENCE OF ANY ACCIDENT IN, ON OR ABOUT THE TERMINAL, OR (III) ANY ACT OR OMISSION OF CUSTOMER OR OF ANY OTHER PERSON, UNLESS SUCH DAMAGE, INJURY OR DEATH IS DIRECTLY AND SOLELY THE RESULT OF OWNER'S NEGLIGENCE OR WILLFUL MISCONDUCT; AND CUSTOMER HEREBY RELEASES OWNER AND ITS AFFILIATES FROM ANY AND ALL LIABILITY FOR THE SAME. CUSTOMER SHALL BE LIABLE FOR, AND SHALL INDEMNIFY AND DEFEND OWNER AND ITS AFFILIATES FROM, ANY AND ALL LIABILITY, LOSS, DAMAGE, COST OR EXPENSE FOR (I) ANY ACT OR OMISSION OF CUSTOMER OR ANY OTHER PERSON IN, ON OR ABOUT THE TERMINAL, (II) ANY DAMAGE OR DESTRUCTION TO THE TERMINAL, (III) ANY DAMAGE TO PROPERTY OR INJURY OR DEATH TO ANY PERSON OCCURRING IN, ON OR ABOUT THE TERMINAL, (IV) CUSTOMER'S BREACH OF ANY PROVISION OF THIS AGREEMENT, AND (V) CUSTOMER'S FAILURE TO COMPLY WITH APPLICABLE LAWS WITH RESPECT TO THE USE, OPERATION OR MAINTENANCE OF THE TERMINAL OR THE CONDUCT OF CUSTOMER'S BUSINESS THEREAT, EXCEPT FOR ANY SUCH LIABILITY CAUSED SOLELY AND DIRECTLY BY OWNER'S NEGLIGENCE OR WILLFUL MISCONDUCT. THIS PROVISION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT. OWNER SHALL NOT BE DEEMED NEGLIGENT HEREUNDER FOR FAILING TO CARRY OUT ANY RESPONSIBILITIES OR DUTIES THAT HAVE BEEN ALLOCATED TO CUSTOMER HEREUNDER.

         Section 8.02. Customer's Insurance. At all times during the Term, Customer shall carry general public liability and property damage insurance, issued by one or more insurance companies reasonably acceptable to Owner, with the following minimum coverages:

A. Commercial General Liability Insurance with a minimum combined single limit of $1,000,000.00 per occurrence for bodily injury and property damage and a $2,000,000.00 aggregate. Such insurance must include contractual liability coverage.

B. Automobile Liability Insurance, covering all owned, non-owned and hired vehicles with a minimum combined single limit for bodily injury and property damage of $1,000,000.00 per accident.

C. Worker's Compensation Insurance and Occupational Disease Insurance as required by law and Employer's Liability Insurance with limits of not less than $1,000,000.00 for any accident or occupational disease.

D. Excess Liability coverage providing additional limits over all of the foregoing insurance with limits of not less than $1,000,000.00 per occurrence.

E. Environmental liability coverage (sudden and accidental coverage only) providing limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate.

The insurance policies shall protect Customer and Owner as their interests may appear, naming Owner and/or its affiliates as additional insureds, and shall provide that they may not be canceled or materially changed on less than 30 days' prior written notice to Owner. All such policies shall waiver subrogation rights against the Owner. If requested by Owner, all such policies shall also name Owner's senior lenders as additional insureds, provide similar notice rights thereto and waive subrogation rights in respect thereof. Customer shall furnish Owner with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Customer fails to carry such insurance and furnish Owner with such Certificates of Insurance after a request to do so, Owner may obtain such insurance and collect the cost thereof from Customer.

                           ARTICLE 9 - EMINENT DOMAIN

         If all or any substantial part of the Terminal shall be acquired by the exercise of eminent domain, Owner may terminate this Agreement by giving written notice to Customer on or before the date that actual possession thereof is so taken. If all or any part of the Terminal shall be acquired by the exercise of eminent domain so that the Terminal shall become unusable by Customer for the Permitted Use, Customer may terminate this Agreement as of the date that actual possession thereof is so taken by giving written notice to Owner. All proceeds payable in connection with any such exercise shall be deemed to be the property of and payable solely to Owner.

                             ARTICLE 10 - ASSIGNMENT

         Neither party shall assign this Agreement in whole or in part without the express written consent of the other party; provided, that, subject to
Section 13.07, Customer shall have the right to pledge its rights under this Agreement to its lender, Bank One, and, in the event of a default by Customer, as defined in Article 11 below, Customer's lender, Bank One, will have the option of assuming in writing all of Customer's rights, privileges and obligations hereunder; and provided further, that Owner shall be entitled to pledge its rights under this Agreement to its lenders, and, in the event of a default by Owner, as defined in Article 11 below, Owner's lenders will have the option of assuming in writing all of Owner's rights, privileges and obligations hereunder.

                         ARTICLE 11 - DEFAULT AND REMEDY

         Section 11.01. Default. The occurrence of any of the following shall be a "Default":

A. Customer fails to pay any amounts due Owner from Customer within 30 days after the same is due.

B. Customer fails to perform or observe any other term, condition, covenant or obligation required under this Agreement for a period of 30 days after notice thereof from Owner; provided, however, that if the nature of Customer's default is such that more than 30 days are reasonably required to cure, then such default shall be deemed to have been cured if Customer commences such performance within said 30-day period and thereafter diligently completes the required action within a reasonable time.

C. Customer shall assign all or a portion of its rights under this Agreement in contravention of the provisions of Article 10 of this Agreement.

D. All or substantially all of Customer's assets or Customer's interest in this Agreement are attached (subject to the rights of Bank One under Article 10) or levied under execution (and Customer does not discharge the same within 30 days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Customer (and Customer fails to secure a stay or discharge thereof within 30 days thereafter); Customer is insolvent and unable to pay its debts as they become due; Customer makes a general assignment for the benefit of creditors; Customer takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Customer or its assets if such receivership has not been vacated or set aside within 30 days thereafter; or, dissolution or other termination of Customer's existence.

         Section 11.02. Remedies. Upon the occurrence of any Default, Owner shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Customer:

A. Owner may re-enter the Terminal and cure any default of Customer, and Customer shall reimburse Owner for any costs and expenses that Owner thereby incurs; and Owner shall not be liable to Customer for any loss or damage which Customer may sustain by reason of Owner's action.

B.       Owner may terminate this Agreement.

C. Owner may sue for injunctive relief or to recover damages for any loss resulting from the Default.

         Section 11.03. Owner's Default and Customer's Remedies. Owner shall be in default if it fails to perform any term, condition, covenant or obligation required under this Agreement for a period of 30 days after written notice thereof from Customer to Owner; provided, however, that if the term, condition, covenant or obligation to be performed by Owner is such that it cannot reasonably be performed within 30 days, such default shall be deemed to have been cured if Owner commences such performance within said 30-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Customer may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Customer shall not be entitled to terminate this Agreement or withhold, offset or abate any sums due hereunder.

         Section 11.04. Limitation of Owner's Liability. If Owner shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Agreement and if Customer shall, as a consequence thereof, recover a money judgment against Owner, Customer agrees that it shall look solely to Owner's right, title and interest in and to the Terminal for the collection of such judgment; and Customer further agrees that no other assets of Owner shall be subject to levy, execution or other process for the satisfaction of Customer's judgment.

         Section 11.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Agreement shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. No act or omission by Owner or its employees or agents during the Term shall be deemed an acceptance of a surrender of the Terminal, and no agreement to accept such a surrender shall be valid unless in writing and signed by Owner.

         Section 11.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Agreement and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

                ARTICLE 12 - CUSTOMER'S RESPONSIBILITY REGARDING
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

         Section 12.01. Definitions.

         a. "Environmental Laws" - All present or future federal, state and local laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Terminal, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Terminal, and all laws pertaining to health and safety.

         b. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", "solid waste" or "infectious waste" under Environmental Laws.

         Section 12.02. Compliance. In addition to its similar obligations under
Section 4.02, Customer, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Customer with respect to the use, occupancy, operation, use, maintenance or alteration of the Terminal whether such notice shall be served upon Owner or Customer. Such obligations shall include, without limitation, any modifications or additions to the Terminal that may be required under the Environmental Laws during the Term.

         Section 12.03. Restrictions on Customer. Customer shall operate its business and maintain the Terminal in compliance with all Environmental Laws. Customer shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Terminal, or the transportation to or from the Terminal of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry

         Section 12.04. Notices. Customer shall immediately notify Owner of any violation by Customer, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Terminal, and shall immediately deliver to Owner any notice received by Customer relating to any such violation from any source.

         Section 12.05. Owner's Rights. Owner and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Terminal and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Customer. In exercising its rights herein, Owner shall use reasonable efforts to minimize interference with Customer's business but Owner shall not be liable for any interference, loss, or damage to Customer's property or business caused thereby

         Section 12.06. Customer's Indemnification. Customer shall indemnify Owner from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Owner in connection with any breach by Customer of its obligations under this
Article 12. The covenants and obligations under this Article 12 shall survive the expiration or earlier termination of this Agreement.

                           ARTICLE 13 - MISCELLANEOUS

         Section 13.01. Benefit of Owner and Customer. This Agreement shall inure to the benefit of and be binding upon Owner and Customer and their respective successors and permitted assigns.

         Section 13.02. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Arkansas.

         Section 13.03. Notices. Any notice required or permitted to be given under this Agreement or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the following addresses:

            Customer:                     Cross Oil Refining & Marketing, Inc.
                                          484 E. Sixth Street
                                          Smackover, Arkansas  71762
                                          Attention:  Jeanie Hogg
                                          Fax: (870) 854 8668

                                          With a copy to:

                                          Joseph Hickey
                                          Compton, Prewett, Thomas & Hickey, LLP
                                          423 North Washington Avenue
                                          El Dorado, Arkansas 71730
                                          Fax:  (870) 862-7228

            Owner:                        Martin Operating Partnership L.P.
                                          4200 Stone Road
                                          Kilgore, Texas  75662
                                          Attention:  Robert Bondurant
                                          Fax:  (903) 988-6403

                                          With a copy to:

                                          Neel Lemon
                                          Baker Botts L.L.P.
                                          2001 Ross Avenue
                                          Dallas, Texas 75201-2980
                                          Fax:  (214) 661-4954

If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

         Section 13.05. Partial Invalidity; Complete Agreement. If any provision of this Agreement shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Agreement represents the entire agreement between Owner and Customer covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Agreement except by a written agreement executed by Owner and Customer.

         Section 13.06. Representations and Warranties. Each party hereto represents and warrants to the other party that such representing party has full right, power and authority to enter into this Agreement and has full right, power and authority to consummate the transactions provided for herein, all required corporate or partnership, as the case may be, or other action necessary to authorize such to enter into and to consummate the transactions provided herein has been taken, and the joinder of no person or entity is necessary to execute and deliver this Agreement and to perform all of such party's obligations hereunder.

         Section 13.07. No Liens. Neither Customer nor any person or entity claiming rights through Customer shall be permitted to place any liens, mortgages, security interests, encumbrances, adverse claims or similar interests on the Terminal. Customer acknowledges and agrees that Owner shall be entitled to pledge and grant a mortgage and security interest in the Terminal to its lenders and creditors; provided, that any such pledge, mortgage and security interest will not extend to any crude oil and/or finished oil product inventories owned by Customer.

         N WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           OWNER:

                                           MARTIN OPERATING PARTNERSHIP L.P.

                                           By: Martin Operating GP LLC, Its
                                           General Partner;

                                                 By: Martin Midstream Partners
                                                 L.P., Its Sole Member

                                                       BY:  Martin Midstream GP
                                                            LLC, Its General
                                                              Partner

                                                 By: /s/ ROBERT BONDURANT
                                                     ---------------------------
                                                 Name:  Robert Bondurant
                                                 Title: Chief Financial Officer

                                           CUSTOMER:

                                           CROSS OIL REFINING & MARKETING, INC.

                                           By:    /s/ DENNY E. MCCONATHY
                                                  ------------------------------
                                           Name:  Denny E. McConathy
                                                  ------------------------------
                                           Title: Chairman and CEO
                                                  ------------------------------

                                    EXHIBIT A

                              TERMINAL DESCRIPTION

A part of the Northeast Quarter of Section 27, Township 15 South, Range 15 West, Quachita County, Arkansas, being more particularly described as follows:

Commencing from the Northeast Corner of the Northeast Quarter of the Northeast Quarter of said Section 27, thence along the North line of said Forty, North 89 degrees 57 minutes 50 seconds West for a distance of 660.29 feet to a Found I.P.for a point of beginning, thence South 01 degrees 15 minutes 00 seconds West for a distance of 429.00 feet to a Found I.P., thence North 89 degrees 57 minutes 50 seconds West for a distance of 747.00 feet, thence North 01 degrees 23 minutes 05 seconds East for a distance of 162.46 feet, thence South 89 degrees 57 minutes 50 seconds East for a distance of 85.99 feet to a point on the shore line of the Quachita River, thence along said shore line, North 64 degrees 59 minutes 56 seconds East for a distance of 59.29 feet, thence along said shore line, North 28 degrees 51 minutes 06 seconds East for a distance of
113.79 feet, thence along said shore line, North 34 degrees 19 minutes 51 seconds East for a distance of 171.51 feet to the North line of said forty, thence along the North line of said Forty, South 89 degrees 57 minutes 50 seconds East for a distance of 461.07 feet to the point of beginning. Said property contains 6.13 acres more or less.

Easements and adjacent purchase rights granted in Warranty Deeds recorded in Book 611, Pages 437, 443 and 449.

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